Exhibit 99.1

November 5, 2020

Encision Reports Second Quarter Fiscal Year 2021 Results

Boulder, Colorado, November 5, 2020 -- Encision Inc. (PK:ECIA), a medical device company owning patented Active Electrode Monitoring (AEM®) Technology that prevents dangerous stray electrosurgical burns in minimally invasive surgery, today announced financial results for its fiscal 2021 second quarter that ended September 30, 2020.

The Company posted quarterly net revenue of $1.88 million for a quarterly net income of $9 thousand, or $0.00 per diluted share. These results compare to net revenue of $1.92 million for a quarterly net income of $30 thousand, or $0.00 per diluted share, in the year-ago quarter. Gross margin on net revenue was 52.5% in the fiscal 2021 second quarter and 54.5% in the fiscal 2020 second quarter.

The Company posted six months net revenue of $3.23 million for a six months net loss of $131 thousand, or $(0.01) per diluted share. These results compare to net revenue of $3.85 million for a six months net loss of $152 thousand, or $(0.01) per diluted share, in the year-ago six months. Gross margin on net revenue was 51% in the fiscal 2021 and fiscal 2020 six months.

“As a result of COVID-19 limiting surgical procedures, product revenue for our second quarter of fiscal 2021 decreased 7% from our second quarter of last year,” said Gregory Trudel, President and CEO of Encision Inc. “In October, we saw an increase in procedures and a corresponding uptick in sales revenue. With the current increases of Covid-19 cases, we remain watchful of the state of surgery and will do all we can to support our customers.”

“We entered into a Master Services Agreement with Auris Health, Inc. (“Auris Health”) in April. Auris Health is a part of the Johnson & Johnson family of companies. Under the agreement, we will collaborate on the integration of AEM technology into monopolar instrumentation produced by Auris Health for advanced surgical applications. This work is ongoing and is reported separately, as service revenue, in our Statement of Operations.”

“At the end of our second quarter, we began to sell our AEM 2X enTouch® Scissors (“2X Scissors”). 2X Scissors bring new levels of performance and economy to the surgical scissor market by combining the best in class performance of our enTouch Disposable Scissors with the value and economy of a multi-use device. 2X Scissors are a game-changing product that will have a significant impact on the disposable laparoscopic scissor market. Our enTouch Disposable Scissors have long been the surgeon preferred product because of their sharpness and micro-serrations. Our new 2X Scissors provide all those benefits at half the cost per use and reduce hospital waste and the impact on the environment as well. The new thermochromic technology integrated into 2X Scissors lets the hospital know when to replace the scissors with new ones and makes tracking their use simple and easy. Superior performance, superior value, easy to use, and easy on the environment – that’s what customers want in a disposable scissor. It is the way that everything is going. We expect 2X Scissors to gain an attractive sales trajectory and to become a significant part of our portfolio of products. 2X Scissors work perfectly with hot AEM dissection and are priced to be used for cold dissection as well. 2X Scissors will open new use segments for us and create an opportunity for customers to standardize on our entire portfolio of Active Electrode Monitoring (AEM®) products. We are delighted to launch 2X Scissors and look forward to delivering other high performance/ high customer value product innovations going forward.”

“In April, we entered into an unsecured promissory note under the Paycheck Protection Program (the “PPP”) for a principal amount of $598,567. Under the terms of the CARES Act, a PPP loan recipient may apply for, and be granted, forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined based upon the use of loan proceeds for payroll costs, rent and utility costs, and the maintenance of employee and compensation levels. In our third quarter, we will apply for loan forgiveness and, since we achieved the requirements for forgiveness, believe that all of the $598,567 will be forgiven.”

“On August 4, we received $150,000 in loan funding from the U.S. Small Business Administration (“SBA”) under the Economic Injury Disaster Loan (“EIDL”) program administered by the SBA, which program was expanded pursuant to the CARES Act. The EIDL is evidenced by a promissory note, dated August 1 in the original principal amount of $150,000 with the SBA, the lender. The EIDL note term is for thirty years.”

Encision Inc. designs and markets a portfolio of high-performance surgical instrumentation that delivers advances in patient safety with AEM technology, surgical performance, and value to hospitals across a broad range of minimally invasive surgical procedures. Based in Boulder, Colorado, the company pioneered the development and deployment of Active Electrode Monitoring, AEM technology, to eliminate dangerous stray energy burns during minimally invasive procedures. For additional information about all our products, please visit www.encision.com.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that statements in this press release and elsewhere that look forward in time, which include everything other than historical information, involve risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. Factors that could cause the Company’s actual results to differ materially include, among others, its ability to develop new or enhanced products and have such products accepted in the market, its ability to increase net sales through the Company’s distribution channels, its ability to compete successfully against other manufacturers of surgical instruments, insufficient quantity of new account conversions, insufficient cash to fund operations, delay in developing new products and receiving FDA approval for such new products and other factors discussed in the Company’s filings with the Securities and Exchange Commission. Readers are encouraged to review the risk factors and other disclosures appearing in the Company’s Annual Report on Form 10-K for the year ended March 31 2020 and subsequent filings with the Securities and Exchange Commission. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise.

CONTACT: Mala Ray, Encision Inc., 303-444-2600, mray@encision.com

Encision Inc.

Unaudited Condensed Statements of Operations

(in thousands, except per share information)

	Three Months Ended		Six Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Product revenue	$1,782	$1,924	$3,094	$3,853
Service revenue	99	—	134	—
Total revenue	1,881	1,924	3,228	3,853

Product cost of revenue	841	875	1,525	1,871
Service cost of revenue	52	—	69	—
Total cost of revenue	893	875	1,594	1,871

Gross profit	988	1,049	1,634	1,982
Operating expenses:
Sales and marketing	565	537	932	1,067
General and administrative	339	304	626	650
Research and development	162	173	304	409
Total operating expenses	1,066	1,014	1,862	2,126
Operating income (loss)	(78)	35	(228)	(144)
Interest expense and other expense, net	87	(5)	97	(8)
Loss before provision for income taxes	9	30	(131)	(152)
Provision for income taxes	—	—	—	—
Net income (loss)	$9	$30	$(131)	$(152)
Net income (loss) per share—basic and diluted	$0.00	$0.00	$(0.01)	$(0.01)
Weighted average number of basic shares	11,583	11,558	11,583	11,558
Weighted average number of diluted shares	11,745	11,592	11,583	11,558

Encision Inc.

Unaudited Condensed Balance Sheets

(in thousands)

	September 30, 2020	March 31, 2020
ASSETS
Cash and cash equivalents	$1,007	$385
Accounts receivable, net	1,038	881
Inventories, net	1,558	1,626
Prepaid expenses	71	73
Total current assets	3,674	2,965
Equipment, net	175	207
Patents, net	223	228
Right of use asset	1,193	1,317
Other assets	20	20
Total assets	$5,285	$4,737

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$297	$445
Line of credit	417	370
Accrued compensation	194	219
Other accrued liabilities	187	96
Accrued lease liability	288	278
Total current liabilities	1,383	1,408
Accrued lease liability	1,083	1,145
Economic injury disaster loan	150	—
Unsecured promissory note	599	—
Total liabilities	3,215	2,553
Common stock and additional paid-in capital	24,249	24,232
Accumulated (deficit)	(22,179)	(22,048)
Total shareholders’ equity	2,070	2,184
Total liabilities and shareholders’ equity	$5,285	$4,737

Encision Inc.

Unaudited Condensed Statements of Cash Flows

(in thousands)

	Six Months Ended
	September 30, 2020	September 30, 2019
Operating activities:
Net loss	$(131)	$(152)
Adjustments to reconcile net loss to cash (used in) operating activities:
Depreciation and amortization	47	80
Share-based compensation expense	16	15
Other income from release of accounts payable	(57)	—
Changes in operating assets and liabilities:
Right of use asset, net	73	20
Accounts receivable, net	(157)	41
Inventories, net	69	130
Prepaid expenses and other assets	1	50
Accounts payable	(91)	(265)
Accrued compensation and other accrued liabilities	67	(122)
Net cash (used in) operating activities	(163)	(203)

Investing activities:
Acquisition of property and equipment	—	(43)
Patent costs	(10)	(3)
Net cash (used in) investing activities	(10)	(46)

Financing activities:
Borrowings from credit facility, net change	46	93
Unsecured promissory note	599	—
EIDL loan	150	—
Net cash generated by financing activities	795	93

Net increase in cash, cash equivalents and restricted cash	622	(156)
Cash, cash equivalents and restricted cash, beginning of period	385	298
Cash, cash equivalents and restricted cash, end of period	$1,007	$142